Pricing Supplement No. 001                            Filed pursuant to
Rule 424(b)(3)
Dated: November 19, 1996                              Registration No.
333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($):15,000,000       Form:  Book-Entry __X_ Certificated __


Original Issue Date: November         Redeemable at Company Option:
25,1996                                     ____Yes     __X_No

Stated Maturity: November 27, 2000      Initial Redemption Date: N/A
Interest Rate (%): 6.24                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .450                  Optional Repayment Dates: N/A
Net proceeds ($): 14,932,500

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:__X__ Merrill Lynch & Co.
      _____  Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      __X__ Agent       ____ Principal

If as principal:
      ____ The Notes are being offered at varying prices related to prevailing market prices at the time of resale. ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pricing Supplement No. 002                            Filed pursuant to
Rule 424(b)(3)
Dated: November 19, 1996                              Registration No.
333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($):15,000,000       Form:  Book-Entry __X_ Certificated __

Original Issue Date: November         Redeemable at Company Option:
25,1996                                     ____Yes     __X_No

Stated Maturity: November 27, 2000      Initial Redemption Date: N/A
Interest Rate (%): 6.24                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .450                  Optional Repayment Dates: N/A
Net proceeds ($): 14,932,500

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:_____  Merrill Lynch & Co.
      __X__  Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      __X__ Agent       ____ Principal

If as principal:
      ____ The Notes are being offered at varying prices related to prevailing market prices at the time of resale. ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pricing Supplement No. 003                            Filed pursuant to
Rule 424(b)(3)
Dated: November 20, 1996                              Registration No.
333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($):10,000,000       Form:  Book-Entry __X_ Certificated __

Original Issue Date: November         Redeemable at Company Option:
25,1996                                     ____Yes     __X_No

Stated Maturity: November 29, 1999      Initial Redemption Date: N/A
Interest Rate (%): 6.05                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .350                  Optional Repayment Dates: N/A
Net proceeds ($): 9,965,000

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:__X__ Merrill Lynch & Co.
      _____ Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      __X__ Agent       ____ Principal

If as principal:
      ____ The Notes are being offered at varying prices related to prevailing market prices at the time of resale. ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pricing Supplement No. 004                                        Filed
pursuant to Rule 424(b)(3)
Dated: November 20, 1996                              Registration No.
333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($):15,000,000       Form:  Book-Entry __X_  Certificated __

Original Issue Date: November         Redeemable at Company Option:
25,1996                                     ____Yes     __X_No

Stated Maturity: November 25, 2003      Initial Redemption Date: N/A
Interest Rate (%): 6.45                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .600                  Optional Repayment Dates: N/A
Net proceeds ($): 14,910,000

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:__X_ Merrill Lynch & Co.
      ____ Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      __X__ Agent       ____ Principal

If as principal:
      ____ The Notes are being offered at varying prices related to prevailing market prices at the time of resale. ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pricing Supplement No. 005                                        Filed
pursuant to Rule 424(b)(3)
Dated: November 20, 1996                              Registration No.
333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($): 5,000,000       Form:  Book-Entry __X_  Certificated __

Original Issue Date: November         Redeemable at Company Option:
25,1996                                     ____Yes     __X_No

Stated Maturity: November 29, 1999      Initial Redemption Date: N/A
Interest Rate (%): 6.05                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .350                  Optional Repayment Dates: N/A
Net proceeds ($): 4,982,500

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:____ Merrill Lynch & Co.
      __X_ Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      __X__ Agent       ____ Principal

If as principal:
      ____ The Notes are being offered at varying prices related to prevailing market prices at the time of resale. ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pricing Supplement No. 006                                        Filed
pursuant to Rule 424(b)(3)
Dated: November 20, 1996                              Registration No.
333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($): 15,000,000      Form:  Book-Entry __X_ Certificated __

Original Issue Date: November         Redeemable at Company Option:
25,1996                                     ____Yes     __X_No

Stated Maturity: November 25, 2003      Initial Redemption Date: N/A
Interest Rate (%): 6.45                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .600                  Optional Repayment Dates: N/A
Net proceeds ($): 14,910,000

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:____ Merrill Lynch & Co.
      __X_ Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      __X__ Agent       ____ Principal

If as principal:
      ____ The Notes are being offered at varying prices related to prevailing market prices at the time of resale. ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.